Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of Whitehall Jewellers, Inc.
Not Beneficially Owned By
Prentice Capital Management, LP
and Holtzman Opportunity Fund, L.P.
to
WJ Acquisition Corp.
an affiliate of
Prentice Capital Management, LP
and
Holtzman Opportunity Fund, L.P.

(Not to be used for Signature Guarantees)

This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined below) if (a) certificates representing shares of Common Stock, par value $0.001 per share, and the associated preferred stock purchase rights (‘‘Shares’’), of Whitehall Jewellers, Inc., a Delaware corporation (‘‘Share Certificates’’) are not immediately available; (b) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the ‘‘Depositary’’) on or prior to the Expiration Date (as defined in Section 1 of ‘‘The Tender Offer,’’ ‘‘Terms of the Offer’’; or (c) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of ‘‘The Tender Offer, ‘‘Procedures for Accepting the Offer and Tendering Shares.’’

The Depositary Officer for the Offer is:

Continental Stock Transfer & Trust Company

By Facsimile Transmission
(For Eligible Institutions Only)
(212) 616-7610

Confirm by Telephone (212) 509-4000, Ext. 536

By Mail or Overnight Courier:	By Hand:
Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, New York 10004 Attn: Reorganization Department	Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, New York 10004 Attn: Reorganization Department

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION
OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The Guarantee on the Reverse Side Must Be Completed.

Ladies and Gentlemen:

The undersigned hereby tender(s) to WJ Acquisition Corp., a Delaware corporation, and an affiliate of Prentice Capital Management, LP and Holtzman Opportunity Fund, L.P., upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 8, 2006 (the ‘‘Offer to Purchase’’), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the ‘‘Offer’’), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of ‘‘The Tender Offer,’’ ‘‘Procedures for Accepting the Offer and Tendering Shares.’’

Number of Shares:

Certificate No.(s) (If Available):

Check this box if Shares will be delivered by book-entry transfer:

Account No.

Date: __________________________, 2005

Name of Holders:

(Please Type or Print)

Address(es)

(Zip Code)

Daytime Area Code and Telephone No.:

Signature(s) of Holders:

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an ‘‘Eligible Institution’’), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of either the Share Certificates evidencing all Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile copy thereof with original signature(s)) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and any other documents required by the Letter of Transmittal, within three trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature

Address(es)

Zip Code

Title:

Name

Please Type or Print

Area Code and Telephone No.

Date: ______________________, 2005

NOTE:	DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.